Exhibit 1
THE LION FUND, L.P.
175 EAST HOUSTON STREET, SUITE 1300
SAN ANTONIO, TEXAS 78205
TELEPHONE (210) 344-3400
FAX (210)344-3411
January 24, 2011
By Facsimile and UPS
CCA Industries, Inc.
200 Murray Hill Parkway
East Rutherford, New Jersey 07073
Attn: Corporate Secretary
Re:	Notice of Stockholder Nomination of Individuals for Election as Directors at the 2011 Annual Meeting of Stockholders of CCA Industries, Inc.
Dear Sir or Madam:
This letter serves as notice to CCA Industries, Inc., a Delaware corporation (the “Company”), as to the nomination by The Lion Fund, L.P., a Delaware limited partnership (the “Lion Fund” or the “Nominating Stockholder”), of two (2) nominees for election to the Board of Directors of the Company (the “Board”) at the 2011 annual meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).
This letter and the Exhibits attached hereto are collectively referred to as the “Notice.” As of the date hereof, the Nominating Stockholder is the beneficial owner of 142,036 shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”), 1,000 shares of which are held in record name. Through this Notice, the Nominating Stockholder hereby nominates and notifies you of its intent to nominate Sardar Biglari and Philip L. Cooley as nominees (the “Nominees”) to be elected by holders of the Common Stock to the Board as directors at the Annual Meeting. The Nominating Stockholder believes that the terms of seven (7) directors (four(4) of which are elected by the holders of the Class A Common Stock, $0.01 par value per share, of the Company (the “Class A Common Stock”) and three (3) of which are elected by the holders of the Common Stock) currently serving on the Board expire at the Annual Meeting. If in fact there are more than seven (7) directors eligible for election (or more than four (4) directors elected by the holders of the Class A Common Stock or three (3) directors elected by the holders of the Common Stock), the Nominating Stockholder reserves the right to nominate such number of additional directors eligible for election at the Annual Meeting. Any additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Nominating Stockholder that any attempt by the Company to increase the size of the Board or to classify, reconstitute or reconfigure the Board would constitute an unlawful manipulation of the Company’s corporate machinery. Additionally, if this Notice shall be deemed for any reason to be ineffective with respect to the nomination of either of the Nominees at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee and as to any replacement Nominee selected by the Nominating Stockholder. The Nominating Stockholder intends to solicit proxies in support of the Nominees’ election in accordance with applicable law and intends to comply with applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. The Nominating Stockholder is not proposing the Nominees for consideration by the Nominating Committee of the Board pursuant to the procedures set forth under the heading “Nominating Committee” in the Company’s proxy statement relating to its 2010 annual meeting of stockholders.
Below please find information concerning the Nominees and the Nominating Stockholder (without conceding that any such information is required to be disclosed in this Notice). Disclosure of information in any part of this Notice shall be deemed disclosed for all purposes of this Notice. The Nominating Stockholder intends to nominate Sardar Biglari and Philip L. Cooley as nominees for election by the holders of the Common Stock to the Board at the Annual Meeting because the Nominating Stockholder believes the Company and its stockholders will benefit from the presence of Mr. Biglari and Dr. Cooley on the Board.
(i)	The name, Company security holdings and contact information of the Nominating Stockholder:

Name	Class	Number

The Lion Fund, L.P.	Common Stock, $0.01 par value	142,036 shares of Common Stock, 1,000 shares of which are held in record name.
The address of the Nominating Stockholder is 175 East Houston Street, Suite 1300, San Antonio, Texas 78205.
(ii)	The name, age, business address, and residence address of the Nominees:

Name and Age	Business Address	Residence Address

Sardar Biglari (Age 33)	175 East Houston Street, Suite 1300 San Antonio, Texas 78205	138 Manchester Way Shavano Park, Texas 78249

Philip L. Cooley (Age 67)	c/o Trinity University One Trinity Place San Antonio, Texas 78212	438 Bentley Manor Shavano Park, Texas 78249

(iii)	The Company’s securities which are held directly or indirectly by the Nominees:
Sardar Biglari does not directly hold any securities of the Company. Mr. Biglari is the Chairman and Chief Executive Officer of Biglari Holdings Inc., an Indiana corporation (“Biglari Holdings”), and has been delegated investment discretion over the securities owned directly by Biglari Holdings. Consequently, Mr. Biglari may be deemed to beneficially own the 142,037 shares of Common Stock owned directly by Biglari Holdings. In addition, Mr. Biglari is the Chairman and Chief Executive Officer of Biglari Capital Corp. (“Biglari Capital”), a wholly-owned subsidiary of Biglari Holdings and general partner of the Lion Fund, and has been delegated investment discretion over the securities owned directly by the Lion Fund. Consequently, Mr. Biglari may be deemed to beneficially own the 142,036 shares of Common Stock owned directly by the Lion Fund. Mr. Biglari disclaims beneficial ownership of the shares of Common Stock owned directly by each of Biglari Holdings and the Lion Fund, except to the extent of his pecuniary interest therein.
Philip L. Cooley does not directly or indirectly hold any securities of the Company.
(iv)	Information regarding related party transactions with the Company and/or the Nominating Stockholder:
None of the Nominating Stockholder or the Nominees is party to any transaction with the Company.
(v)	Actual or potential conflicts of interest:
None of the Nominating Stockholder or the Nominees has any actual or potential conflict of interest with respect to either Nominee’s serving as a director of the Company.
(vi)
The Nominees biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and stock exchange requirements:

Sardar Biglari has served as a director, since March 2008, Chairman, since June 2008, and Chief Executive Officer, since August 2008, of Biglari Holdings. Biglari Holdings is a holding company engaged in a number of diverse business activities. All major operating, investment, and capital allocation decisions are made for Biglari Holdings by Mr. Biglari. Mr. Biglari has also served as Chairman and Chief Executive Officer of Biglari Capital, a wholly-owned subsidiary of Biglari Holdings and general partner of the Lion Fund, a private investment fund, since its inception in 2000. He has also served as a director, since December 2005, Chairman, since March 2006, and Chief Executive Officer and President, since May 2007, of Western Sizzlin Corporation (“Western”), a diversified holding company, which was acquired by Biglari Holdings in March 2010. Mr. Biglari has managerial and investing experience in a broad range of businesses through his service as Chairman and Chief Executive Officer of Biglari Holdings and its major operating subsidiaries. He also has experience serving on the boards of directors of public companies. Mr. Biglari is independent of the Company in accordance with the Securities and Exchange Commission and NYSE AMEX rules on board independence.
Philip L. Cooley has served as Vice Chairman of Biglari Holdings since April 2009 and has been a director of Biglari Holdings since March 2008. Dr. Cooley has been the Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, since 1985. Dr. Cooley served as an advisory director of Biglari Capital from 2000 to 2010 and as a director and Vice Chairman of Western from December 2005 and March 2006, respectively, until its acquisition by Biglari Holdings in March 2010. Dr. Cooley has extensive business and investment knowledge and experience. He also has experience serving on the boards of directors of public companies. Dr. Cooley is independent of the Company in accordance with the Securities and Exchange Commission and NYSE AMEX rules on board independence.

(vii)
Such other information concerning the Nominees as would be required under the rules of the Securities and Exchange Commission and/or applicable stock exchange requirements in a proxy statement soliciting proxies for the election of such Nominees:

Neither Nominee has made any direct purchases or sales of any securities of the Company during the past two years. For information regarding purchases and sales during the past two years by the Nominating Stockholder and its affiliates in securities of the Company, please see Exhibit A. Such purchases were made with the working capital of the Nominating Stockholder and its affiliates (which may include margin loans made by brokerage firms in the ordinary course of business).
The Nominating Stockholder and the Nominees intend to enter into a Solicitation Agreement pursuant to which, among other things, the parties agree to solicit proxies or written consents for the election of the Nominees and to take all other action necessary or advisable to achieve the foregoing.
A representative of the Nominating Stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees for election to the Board.
The Nominating Stockholder does not have any material interest in nominating the Nominees other than as set forth in this Notice (including the Exhibits hereto).
Each of the Nominees has consented to be named as a nominee in this Notice, to be named as a nominee in any proxy statement filed by the Nominating Stockholder in connection with the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and to serve as a director of the Company, if so elected. Such consents are attached hereto as Exhibit B.
Except as set forth in this Notice (including the Exhibits hereto), (i) during the past 10 years, none of the Nominees, the Nominating Stockholder, or any of their respective affiliates or associates, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Nominees, the Nominating Stockholder or any of their respective affiliates or associates directly or indirectly beneficially owns any securities of the Company; (iii) none of the Nominees, the Nominating Stockholder or any of their respective affiliates or associates owns any securities of the Company which are owned of record but not beneficially; (iv) none of the Nominees, Nominating Stockholder or any of their respective affiliates or associates has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by the any of the Nominees, the Nominating Stockholder or any of their respective affiliates or associates is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) none of the

Nominees, the Nominating Stockholder or any of their respective affiliates or associates is currently, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no affiliate or associate of any of the Nominees or Nominating Stockholder owns beneficially, directly or indirectly, any securities of the Company; (viii) none of the Nominees, Nominating Stockholder or any of their respective affiliates or associates owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) none of the Nominees, Nominating Stockholder or any of their respective affiliates or associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) none of the Nominees, Nominating Stockholder or any of their respective affiliates or associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) none of the Nominees, Nominating Stockholder or any of their respective affiliates or associates has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.
Except as set forth in this Notice (including the Exhibits hereto), there are no material proceedings to which the Nominees, Nominating Stockholder or any of their respective affiliates or associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to the Nominees, Nominating Stockholder and their respective affiliates and associates, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.
Other than as stated above, there are no arrangements or understandings between the Nominating Stockholder and the Nominees or any other person or persons pursuant to which the nomination described herein is to be made.
*  *  *

Please address any correspondence to the Nominating Stockholder, Attention: Sardar Biglari, telephone (210) 344-3400, facsimile (210) 344-3411 (with a copy to counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Steve Wolosky, Esq., telephone (212) 451-2333, facsimile (212) 451-2222). The giving of this Notice is not an admission that any procedures for notice concerning the nomination of directors to the Board are legal, valid or binding, and the Nominating Stockholder reserves the right to challenge their validity at any time. If the Company contends this Notice is incomplete or is otherwise deficient in any respect, please immediately provide written notice to the Nominating Stockholder (with a copy to its counsel) setting forth the facts that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the Nominating Stockholder will assume that the Company agrees that this Notice is sufficient. The Nominating Stockholder reserves the right to withdraw or modify this Notice at any time.

Very truly yours,

THE LION FUND, L.P.

By: BIGLARI CAPITAL CORP., its general partner

By:	/s/ Sardar Biglari

	Name:	Sardar Biglari
	Title:	Chairman and Chief Executive Officer

EXHIBIT A
TRANSACTIONS IN SECURITIES OF CCA INDUSTRIES, INC.
DURING THE PAST TWO YEARS

Class of	Securities	Price Per	Date of
Security	Purchased	Share ($)	Purchase

BIGLARI HOLDINGS INC.
Common Stock	7,516	4.5067	11/01/2010
Common Stock	1,850	4.6741	11/02/2010
Common Stock	1,555	4.6629	11/03/2010
Common Stock	19,100	4.6829	11/04/2010
Common Stock	1,900	4.7000	11/05/2010
Common Stock	2,250	4.6944	11/08/2010
Common Stock	11,637	4.8378	11/09/2010
Common Stock	1,503	5.1178	11/10/2010
Common Stock	1,500	5.0100	11/12/2010
Common Stock	4,100	5.1701	11/15/2010
Common Stock	331	5.0000	11/19/2010
Common Stock	13,650	5.2246	11/22/2010
Common Stock	5,500	5.2868	11/24/2010
Common Stock	5,374	5.1719	12/06/2010
Common Stock	3,550	5.3642	12/08/2010
Common Stock	2,500	5.2958	12/09/2010
Common Stock	1,073	5.2125	12/10/2010
Common Stock	1,551	5.1523	12/13/2010
Common Stock	2,810	5.3070	12/14/2010
Common Stock	2,400	5.3753	12/16/2010
Common Stock	2,165	5.4384	12/17/2010
Common Stock	4,045	5.5193	12/27/2010
Common Stock	4,267	5.4700	12/28/2010
Common Stock	2,550	5.4990	12/29/2010
Common Stock	225	5.5478	12/30/2010

Class of	Securities	Price Per	Date of
Security	Purchased	Share ($)	Purchase

Common Stock	638	5.6417	12/31/2010
Common Stock	4,650	5.5503	1/03/2011
Common Stock	3,000	5.5928	1/04/2011
Common Stock	7,250	5.5211	1/05/2011
Common Stock	1,965	5.6947	1/06/2011
Common Stock	4,440	5.6927	1/07/2011
Common Stock	864	5.7237	1/11/2011
Common Stock	13,750	5.7794	1/12/2011
Common Stock	100	5.7750	1/13/2011
Common Stock	478	5.7791	1/14/2011

THE LION FUND, L.P.

Common Stock	7,515	4.5067	11/01/2010
Common Stock	1,850	4.6741	11/02/2010
Common Stock	1,555	4.6629	11/03/2010
Common Stock	19,100	4.6829	11/04/2010
Common Stock	1,900	4.7000	11/05/2010
Common Stock	2,250	4.6944	11/08/2010
Common Stock	11,638	4.8378	11/09/2010
Common Stock	1,502	5.1178	11/10/2010
Common Stock	1,500	5.0100	11/12/2010
Common Stock	4,100	5.1701	11/15/2010
Common Stock	331	5.0000	11/19/2010
Common Stock	13,650	5.2246	11/22/2010
Common Stock	5,500	5.2868	11/24/2010
Common Stock	5,375	5.1719	12/06/2010
Common Stock	3,550	5.3642	12/08/2010
Common Stock	2,500	5.2958	12/09/2010
Common Stock	1,073	5.2125	12/10/2010
Common Stock	1,550	5.1523	12/13/2010
Common Stock	2,810	5.3070	12/14/2010

Class of	Securities	Price Per	Date of
Security	Purchased	Share ($)	Purchase

Common Stock	2,400	5.3753	12/16/2010
Common Stock	2,165	5.4384	12/17/2010
Common Stock	4,045	5.5193	12/27/2010
Common Stock	4,267	5.4700	12/28/2010
Common Stock	2,550	5.4990	12/29/2010
Common Stock	225	5.5478	12/30/2010
Common Stock	639	5.6417	12/31/2010
Common Stock	4,650	5.5503	1/03/2011
Common Stock	3,000	5.5928	1/04/2011
Common Stock	7,250	5.5211	1/05/2011
Common Stock	1,964	5.6947	1/06/2011
Common Stock	4,441	5.6927	1/07/2011
Common Stock	863	5.7237	1/11/2011
Common Stock	13,750	5.7794	1/12/2011
Common Stock	100	5.7750	1/13/2011
Common Stock	478	5.7791	1/14/2011

EXHIBIT B
(Nominee Consents)

THE LION FUND, L.P.
175 EAST HOUSTON STREET, SUITE 1300
SAN ANTONIO, TEXAS 78205
TELEPHONE (210) 344-3400
FAX (210) 344-3411

CCA Industries, Inc.	January 24, 2011
200 Murray Hill Parkway
East Rutherford, New Jersey 07073
Attn: Corporate Secretary
Dear Sir or Madam:
You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by The Lion Fund, L.P. (the “Lion Fund”) of its intention to nominate the undersigned as a director of CCA Industries, Inc. (“CCA”) at the 2011 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by the Lion Fund in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting and (iii) serving as a director of CCA if elected at the Annual Meeting.
Very truly yours,
Sardar Biglari

PHILIP L. COOLEY
c/o Trinity University
One Trinity Place
San Antonio, Texas 78212
January 24, 2011
CCA Industries, Inc.
200 Murray Hill Parkway
East Rutherford, New Jersey 07073
Attn: Corporate Secretary
Dear Sir or Madam:
You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by The Lion Fund, L.P. (the “Lion Fund”) of its intention to nominate the undersigned as a director of CCA Industries, Inc. (“CCA”) at the 2011 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by the Lion Fund in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting and (iii) serving as a director of CCA if elected at the Annual Meeting.
Very truly yours,
Philip L. Cooley